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                                                                 Exhibit (10)(h)


                    AMENDMENT TO RESELLER SERVICES AGREEMENT
                    ----------------------------------------
                            FOR RESALES TO CONSUMERS
                            ------------------------


     This Amendment To Reseller Services Agreement For Resales To Consumers (the "Amendment") is entered into effective as of November __, 1997, by and between the undersigned FAC and the Information Solutions Division of Experian Information Solutions, Inc.

     A. WHEREAS, the parties have entered into a Reseller Services Agreement (the "Agreement"), which prohibits FAC from selling Experian Services (and the information contained therein) to consumers; and

     B. WHEREAS, the parties wish to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and intending to be legally bound, Experian and FAC hereby agree as follows:

     1. License. Section 4.2.5 of the Agreement is hereby amended such that FAC is permitted and granted a nonexclusive, nontransferable, limited license to resell, on the terms and conditions set forth in this Amendment, Services obtained by FAC from Experian under the Agreement directly to the Consumer(s) about whom the information in the Services relate (each such Consumer, the "Inquiring Consumer").

     2. Method of Delivery. FAC may only provide the Services (i) by hand delivery to an Inquiring Consumer who is requesting his or her consumer credit information in person at FAC's place of business or (ii) by United States mail service or nationally recognized overnight delivery service to the then most current address in the Experian Services for such Inquiring Consumer (or most reliable address otherwise available from Experian or one of the other two national consumer reporting agencies for the Inquiring Consumer). FAC is specifically prohibited from providing the Services (a) to a person other than the Inquiring Consumer; (b) other than to the address for the Inquiring Consumer obtained as provided in this Amendment; or (c) by facsimile transmission, Internet transmission or other method not expressly permitted in this Agreement or previously approved in writing by Experian. FAC agrees to maintain trained personnel at each of its places of business authorized to resell directly to Consumers, and to have one or more toll free telephone numbers and lines dedicated to supporting resales to Consumers as may be necessary to assure prompt and proficient service levels. FAC's personnel must at a minimum meet the training requirements established by Experian.

     3. Authorization of Consumer. FAC agrees that it shall only request Services for resale directly to an Inquiring Consumer after FAC has obtained from the Inquiring Consumer written instructions, signed by the Inquiring Consumer, authorizing FAC to request and receive from Experian that Consumer's credit information for resale to the Inquiring Consumer. FAC agrees to maintain originally executed copies of such written instructions for a minimum of two (2) years.

     4. Verification of Consumer Identity. FAC agrees to verify the identity of the Inquiring Consumer prior to reselling or otherwise providing the Services to such Inquiring Consumer. FAC agrees that it will follow at a minimum those procedures for verifying identification set forth in Experian's policies and procedures, as such are amended from time to time (or as is previously approved in writing by Experian), including but not limited to purchasing the Experian FACS+ Service with each inquiry.

     5. Fees. For each response from Experian to a request for Services to be resold by FAC to an Inquiring Consumer, FAC will pay to Experian the fees set forth on the pricing schedule attached to the Agreement or to this Amendment, as applicable. Each FAC who engages in transactions with Consumers other than or in addition to face-to-face transactions agrees to purchase from, and to pay Experian for, at least Two Thousand Five Hundred Dollars ($2,500.00) per month for Services to be resold to Consumers. Payments to Experian hereunder shall be made pursuant to the terms of Article 3 of the Agreement.

     6. Restriction on Use. FAC will fully and accurately convey the Services (and the information therein) to the Inquiring Consumer, and will do so as quickly as reasonably possible, but in no event later than three (3) business days after receipt of the Services from Experian. FAC will maintain, display and furnish the Services (and the information therein) separate and distinct from all information and services not provided by Experian unless FAC has obtained Experian's prior written approval. FAC will not copy any of the Services (or the information therein) provided to FAC by Experian for resale to an Inquiring Consumer and, once the Services are provided to the Inquiring Consumer, FAC will not retain the Services (or information therein) in any manner or form except to the extent necessary to, and for the sole purpose of, demonstrating compliance with legal requirements. FAC agrees and certifies that it will not reuse or use in whole or in part for any other purpose, the Services provided to it for resale to an Inquiring Consumer.

     7. Referral of Consumer Disputes and Questions. FAC will fully comply with the provisions of Section 4.2.5 of the Agreement related to referral of Consumer disputes and questions.

     8. Disclosures to Consumers. FAC will implement adequate safeguards and measures to assure Consumers' privacy with respect to the Services and to inform Consumers of their rights under the FCRA and companion state and local laws and regulations. FAC will provide notice(s) to Consumers to the extent and in the manner required by Experian, for example to comply with state and federal deceptive trade practices acts or similar laws and regulations. Specifically, FAC will provide a notice to each Inquiring Consumer, simultaneously with providing the Services to the Inquiring Consumer, that sets forth in prominent, bold-faced type the following:

          8.1 The FCRA allows the Consumer to obtain a copy of his or her credit report from any consumer credit reporting agency for a reasonable charge;

          8.2 If the  Consumer  has been  rejected for credit in the past thirty
(30) days as a result of his or her consumer credit report, the Consumer is entitled to receive a disclosure of the nature and substance of all information in his or her file directly from the consumer credit reporting agency free of charge;

          8.3 The FCRA permits Consumers to dispute inaccurate information in their credit file. Accurate information cannot be changed;

          8.4   Experian's   policy  is  to  make  available  to  Consumers  one
complimentary copy of the consumer credit report per year upon request of the Consumer;

          8.5 The Consumer does not have to purchase the Services or other information or services from FAC to dispute inaccurate information in the Consumer's Experian file or to receive a copy of the Consumer's Experian consumer credit report;

          8.6 Experian's National Consumer Assistance Center provides proprietary consumer disclosure in the form of a "consumer friendly" report that is different from the report provided by FAC as part of the Services. The proprietary "consumer friendly" report must be obtained by the Inquiring Consumer directly from Experian.

          8.7 Consumer's residing in the States of Massachusetts, Maryland and Vermont may receive a free copy of their consumer credit report once per year and residents of the State of Georgia may receive two copies per year.

     9. Form of Advertising. In addition to the requirements on advertising set forth in Section 4.3.7 of the Agreement, FAC will not use scare tactics or play upon the fears of Consumers, whether in its advertising materials or otherwise, in an effort to directly or indirectly sell the Services or other goods or services offered by FAC.

     10. Advertising Approval. Notwithstanding the requirements in Section 4.3.7 of the Agreement, FAC will actually submit to Experian for Experian's prior written approval, written copies of all of FAC's advertising, promotional, and marketing materials, pamphlets, brochures and similar disclosures, and any changes thereto, related to Experian Inc., its successors or assigns, the Services, other services provided by Experian, the consumer reporting industry, direct marketing industry or other industries in which Experian, its successors and assigns do business, or that mention Experian by name. Experian may approve or disapprove of any submission, in whole or in part, in its sole and absolute discretion. If Experian disapproves of a submission, FAC will not continue to resubmit the submission without changes designed to address the causes of Experian's disapproval. FAC will not disseminate, communicate or otherwise disclose any advertising, promotional, and marketing materials, pamphlets, brochures and similar disclosures until it has obtained Experian's prior written approval. FAC agrees to comply with any additional advertising policies or related guidelines requested of it by Experian.

     11. Information Suppression. Experian will have the right to block or otherwise prevent the display or disclosure of information, including but not limited to Experian account numbers, subcodes and social security numbers, and to otherwise change the format of Services provided to FAC for resale to Consumers.

     12. Policies and Procedures. FAC agrees to comply with all Experian policies and procedures as announced by Experian from time to time related to the sale of Services directly to Consumers, even if such policies and procedures are in addition to legal requirements and/or Experian policies and procedures applicable to the sale of Services to other persons.

     13. Training and Certification. FAC may only resell Services to Inquiring Consumers if FAC meets the applicable requirements of the Agreement, including all training and certification requirements. FAC understands that Experian may require training and certification of FAC in addition to that required of FAC under the Agreement and agrees to obtain all such training and certifications prior to reselling or otherwise providing Services to Consumers. FAC agrees that Experian may change such training and certification at any time, and FAC agrees to obtain such additional training and certification as soon as reasonably possible after request by Experian.

     14. Amendment Termination. Notwithstanding any other term in this Amendment, (a) either party may terminate this Amendment by providing thirty
(30) days advance written notice to the other; and (b) Experian may unilaterally terminate this Amendment immediately, or take any lesser action Experian believes is appropriate, including but not limited to blocking FAC's access to the Services and/or charging FAC a fee for auditing FAC to ensure compliance, if Experian believes in its sole judgment that FAC has failed to comply with any of its obligations hereunder or under the Agreement. In the event of such termination, FAC will cease selling or otherwise providing Services to Consumers. Failure to cease such activities shall be a breach of the Agreement permitting Experian to terminate the Agreement in whole or in part pursuant to
Section 7.2 thereof. In addition, this Amendment will automatically terminate without additional action upon termination of the Agreement.

     15. Miscellaneous. All terms and conditions of the Agreement not specifically addressed in this Amendment shall remain unchanged and in full force and effect. In the event of any express conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment will govern and control; provided, however, that the provisions of this Amendment will be so construed to give effect to the applicable provisions of the Agreement to the fullest extent possible. All terms not defined herein beginning with an initial capital letter will have the meaning set forth in the Agreement (or an Appendix thereto).

     16. Entire Agreement. This Amendment sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements (except the Agreement to the extent indicated in Section 15 above), letters, covenants, arrangements, communications, representations, whether oral or written, by any representative of either party.


                              [Signatures follow]
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     IN WITNESS  WHEREOF,  each of FAC and Experian has caused this Amendment to be executed by its respective duly authorized officer as of the date first written above.



First American CREDCO                     Experian Information Solutions, Inc.
                                          By and Through Its
                                          Information Solutions Division



By:  /s/ Parker S. Kennedy                By:  /s/ D.V. Skilling
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          Signature                                  Signature

Name: Parker S. Kennedy                   Name: D. Van Skilling
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